EXHIBIT 16.1




December 6, 2004

Securities and Exchange Commission
450 5th Street N.W.
Washington, D.C. 20549

We have been furnished with a copy of the response to Item 4 of Form 8-K for the event that occurred on December 6, 2004, to be filed by our former client, Trinity Learning Corporation. We agree with the statements made in response to that Item insofar as they relate to our Firm.


Very truly yours,

/s/ BDO Spencer Steward
-----------------------

Pretoria, South Africa




                                       -4-